EXHIBIT 23.2


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 12, 1998 included in Aurora Electronics, Inc. Form 10-K for the year ended September 30, 1997, into the previously filed registration statement (No. 333-60027 and No. 333-87643 and No. 333-87643) on Form S-8 of the Cerplex Group (formerly known as Aurora Electronics, Inc.).


                                                      ARTHUR ANDERSEN LLP

Orange County, California
January 7, 2000